Exhibit 99.1
MACQUARIE INFRASTRUCTURE CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

On December 23, 2020, Macquarie Infrastructure Corporation (the “Company”) and its wholly owned subsidiary MIC Ohana Corporation (“Seller”) completed the previously announced sale (the “IMTT Transaction”) of all of the outstanding membership interests in Macquarie Terminal Holdings LLC (“Terminal Holdings”), which holds the Company’s International-Matex Tank Terminals business (“IMTT”), to RS Ivy Holdco, Inc. (“Purchaser”), a Delaware corporation affiliated with Riverstone Holdings LLC, pursuant to a Membership Interest Purchase Agreement, dated as of November 8, 2020 the (“Purchase Agreement”) by and among Seller, the Company, Terminal Holdings, and Purchaser, for a purchase price of approximately $2,670 million, including cash and the assumption of $1,112 million of IMTT’s outstanding debt and accrued interest, subject to post-closing adjustment as set forth in the Purchase Agreement. The following unaudited pro forma consolidated condensed balance sheet assumes the IMTT Transaction was consummated on September 30, 2020 and the unaudited pro forma consolidated condensed statements of operations for the nine months ended September 30, 2020 and the fiscal years ended December 31, 2019, 2018, and 2017 assume the IMTT Transaction was consummated at the beginning of the earliest period presented. The unaudited pro forma financial information of the Company, prepared in accordance with Article 11 of Regulation S-X, was derived from, and should be read in conjunction with, the Company’s unaudited consolidated financial statements for the nine months ended September 30, 2020 included in its Quarterly Report on Form 10-Q filed on November 9, 2020 and audited consolidated financial statements for the three years ended December 31, 2019, 2018, and 2017 included in the Company’s Annual Report on Form 10-K filed on February 25, 2020 and February 20, 2019 and are being presented to give effect to the completed transaction described above. The pro forma adjustments described in the accompanying notes are based upon information available at the time of preparation and reflect certain assumptions that the Company believes are reasonable under the circumstances. Actual amounts ultimately reported could differ from these estimates. The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the IMTT Transaction been consummated on the dates indicated and should not be construed as representative of the Company’s future results of operations or financial position.

MACQUARIE INFRASTRUCTURE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
($ in Millions, Except Share Data)

	As of September 30, 2020
	As Reported	IMTT Divestiture		Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$429	$—		$392	(b)	$821
Restricted cash	14	—		—		14
Accounts receivable, net of allowance for doubtful accounts	40	—		—		40
Inventories	17	—		—		17
Prepaid expenses	9	—		—		9
Income tax receivable	12	—		—		12
Other current assets	9	—		—		9
Current assets held for sale	3,400	(3,400)	(a)	—		—
Total current assets	3,930	(3,400)		392		922
Property, equipment, land and leasehold improvements, net	859	—		—		859
Operating lease assets, net	319	—		—		319
Goodwill	616	—		—		616
Intangible assets, net	462	—		—		462
Other noncurrent assets	7	—		—		7
Total assets	$6,193	$(3,400)		$392		$3,185
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$2	$—		$—		$2
Accounts payable	22	—		—		22
Accrued expenses	45	—		(2)	(b)	43
Current portion of long-term debt	11	—		—		11
Operating lease liabilities - current	18	—		—		18
Other current liabilities	24	—		—		24
Current liabilities held for sale	1,856	(1,856)	(a)	—		—
Total current liabilities	1,978	(1,856)		(2)		120
Long-term debt, net of current portion	1,705	—		—		1,705
Deferred income taxes	279	—		(158)	(b)	121
Operating lease liabilities - noncurrent	307	—		—		307
Other noncurrent liabilities	68	—		—		68
Total liabilities	4,337	(1,856)		(160)		2,321
Commitments and contingencies	—	—		—		—
See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET - (continued)
($ in Millions, Except Share Data)

	As of September 30, 2020
	As Reported	IMTT Divestiture		Pro Forma Adjustments		Pro Forma
Stockholders’ equity(1):
Additional paid in capital	$1,133	$—		$(961)	(b)	$172
Accumulated other comprehensive loss	(37)	—		—		(37)
Retained earnings	751	(1,544)	(a) (c)	1,513	(c)	720
Total stockholders’ equity	1,847	(1,544)		552		855
Noncontrolling interests	9	—		—		9
Total equity	1,856	(1,544)		552		864
Total liabilities and equity	$6,193	$(3,400)		$392		$3,185
__________
(1)The Company is authorized to issue the following classes of stock: (i) 500,000,000 shares of common stock, par value $0.001 per share. On September 30, 2020, the Company had 87,134,627 shares of common stock issued and outstanding; (ii) 100,000,000 shares of preferred stock, par value $0.001 per share authorized. On September 30, 2020, no preferred stocks were issued or outstanding; and (iii) 100 shares of special stock, par value $0.001 per share, issued and outstanding to its Manager on September 30, 2020.
See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
($ in Millions, Except Share and Per Share Data)

	Nine Months Ended September 30, 2020
	As Reported	IMTT Divestiture(d)	Pro Forma Adjustments		Pro Forma
Revenue
Service revenue	$491	$—	$—		$491
Product revenue	136	—	—		136
Total revenue	627	—	—		627
Costs and expenses
Cost of services	178	—	—		178
Cost of product sales	85	—	—		85
Selling, general and administrative	229	—	(4)	(e)	225
Fees to Manager-related party	16	—	—		16
Depreciation	59	—	—		59
Amortization of intangibles	29	—	—		29
Total operating expenses	596	—	(4)		592
Operating income	31	—	4		35
Other expense
Interest expense	(69)	—	—		(69)
Other expense, net	(1)	—	—		(1)
Net loss from continuing operations before income taxes	(39)	—	4		(35)
(Provision) benefit for income taxes	(151)	—	157	(f) (g)	6
Net loss from continuing operations	(190)	—	161		(29)
Basic loss per share from continuing operations attributable to MIC	$(2.19)				$(0.34)
Weighted average number of shares outstanding: basic	86,864,951				86,864,951
Diluted loss per share from continuing operations attributable to MIC	$(2.19)				$(0.34)
Weighted average number of shares outstanding: diluted	86,864,951				86,864,951

See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
($ in Millions, Except Share and Per Share Data)

	Year Ended December 31, 2019
	As Reported	IMTT Divestiture(h)	Pro Forma Adjustments		Pro Forma
Revenue
Service revenue	$1,484	$(515)	$—		$969
Product revenue	243	—	—		243
Total revenue	1,727	(515)	—		1,212
Costs and expenses
Cost of services	653	(204)	—		449
Cost of product sales	165	—	—		165
Selling, general and administrative	334	(33)	(1)	(e)	300
Fees to Manager-related party	32	—	—		32
Depreciation	195	(117)	—		78
Amortization of intangibles	59	(15)	—		44
Total operating expenses	1,438	(369)	(1)		1,068
Operating income	289	(146)	1		144
Other income (expense)
Interest income	7	(1)	—		6
Interest expense	(154)	48	—		(106)
Other expense, net	(2)	(1)	—		(3)
Net income from continuing operations before income taxes	140	(100)	1		41
Provision for income taxes	(39)	24	—	(g)	(15)
Net income from continuing operations	101	(76)	1		26
Basic income per share from continuing operations attributable to MIC	$1.17				$0.31
Weighted average number of shares outstanding: basic	86,178,212				86,178,212
Diluted income per share from continuing operations attributable to MIC	$1.17				$0.31
Weighted average number of shares outstanding: diluted	86,204,301				86,204,301

See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
($ in Millions, Except Share and Per Share Data)

	Year Ended December 31, 2018
	As Reported	IMTT Divestiture(h)	Pro Forma Adjustments	Pro Forma
Revenue
Service revenue	$1,515	$(510)	$—	$1,005
Product revenue	246	—	—	246
Total revenue	1,761	(510)	—	1,251
Costs and expenses
Cost of services	712	(201)	—	511
Cost of product sales	179	—	—	179
Selling, general and administrative	327	(32)	—	295
Fees to Manager-related party	45	—	—	45
Goodwill impairment	3	—	—	3
Depreciation	193	(117)	—	76
Amortization of intangibles	68	(15)	—	53
Total operating expenses	1,527	(365)	—	1,162
Operating income	234	(145)	—	89
Other income (expense)
Interest income	1	—	—	1
Interest expense	(113)	46	—	(67)
Other expense, net	(7)	—	—	(7)
Net income from continuing operations before income taxes	115	(99)	—	16
Provision for income taxes	(50)	35	—	(15)
Net income from continuing operations	65	(64)	—	1
Less: net loss attributable to noncontrolling interests	(3)	—	—	(3)
Net income from continuing operations attributable to MIC	68	(64)	—	4
Basic income per share from continuing operations attributable to MIC	$0.80			$0.03
Weighted average number of shares outstanding: basic	85,233,989			85,233,989
Diluted income per share from continuing operations attributable to MIC	$0.80			$0.03
Weighted average number of shares outstanding: diluted	85,249,865			85,249,865

See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
($ in Millions, Except Share and Per Share Data)

	Year Ended December 31, 2017
	As Reported	IMTT Divestiture(h)	Pro Forma Adjustments	Pro Forma
Revenue
Service revenue	$1,446	$(549)	$—	$897
Product revenue	223	—	—	223
Total revenue	1,669	(549)	—	1,120
Costs and expenses
Cost of services	624	(196)	—	428
Cost of product sales	144	—	—	144
Selling, general and administrative	306	(36)	—	270
Fees to Manager-related party	71	—	—	71
Depreciation	178	(114)	—	64
Amortization of intangibles	64	(13)	—	51
Total operating expenses	1,387	(359)	—	1,028
Operating income	282	(190)	—	92
Other (expense) income
Interest expense	(87)	38	—	(49)
Other income, net	9	(2)	—	7
Net income from continuing operations before income taxes	204	(154)	—	50
Benefit for income taxes	230	(207)	—	23
Net income from continuing operations	434	(361)	—	73
Basic income per share from continuing operations attributable to MIC	$5.22			$0.88
Weighted average number of shares outstanding: basic	83,204,404			83,204,404
Diluted income per share from continuing operations attributable to MIC	$4.94			$0.88
Weighted average number of shares outstanding: diluted	91,073,362			83,213,899
See accompanying notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

MACQUARIE INFRASTRUCTURE CORPORATION

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements
1. Basis of Presentation
The unaudited pro forma consolidated condensed financial information presented here is based on the historical consolidated financial statements of the Company. The unaudited pro forma consolidated condensed balance sheet assumes the IMTT Transaction was consummated on September 30, 2020 and the unaudited pro forma consolidated condensed statements of operations for the nine months ended September 30, 2020 and the fiscal years ended December 31, 2019, 2018, and 2017 assume the IMTT Transaction was consummated at the beginning of the earliest period presented.
2. Unaudited Pro Forma Consolidated Condensed Balance Sheet Information
The following adjustments to the consolidated condensed balance sheet on September 30, 2020 reflect the IMTT Transaction as though the IMTT Transaction was consummated on September 30, 2020.
(a)To eliminate IMTT’s assets and liabilities classified as held for sale on September 30, 2020.
(b)Reflects cash proceeds from the IMTT Transaction of approximately $2,670 million, including cash and the assumption of $1,112 million of IMTT’s outstanding debt and accrued interest, subject to post-closing adjustment as set forth in the Purchase Agreement, and after the following uses of such proceeds:
•the payment of capital gains taxes of $145 million, net of tax benefits of $13 million related to transaction costs and the disposition payment;
•transaction costs of $30 million, of which $2 million was recorded in accrued expenses at September 30, 2020;
•a disposition payment of $28 million under the Disposition Agreement, dated October 30, 2019, among the Company, Seller and Macquarie Infrastructure Management (USA) Inc.; and
•the payment of a special dividend of $961 million in the aggregate on the common stock of the Company at $11.00 per share, assuming total common stock outstanding of 87,361,929.
The remaining cash proceeds is expected to be used to repay holding company level debt. Final decisions as to the use of these proceeds and amounts allocated for these uses will be made based on the Company’s financial condition and operating results, the impact of any transactions related to its pursuit of strategic alternatives, and general business and economic conditions.
(c)Net adjustments to retained earnings of $31 million reflect the above pro forma adjustments and the preliminary book gain on sale from the IMTT Transaction.
3. Unaudited Pro Forma Consolidated Condensed Statements of Operations
The unaudited pro forma consolidated condensed statements of operations for the nine months ended September 30, 2020 and for the years ended December 31, 2019, 2018, and 2017 include adjustments made to the historical financial information of the Company assuming the IMTT Transaction was consummated at the beginning of the respective periods. These adjustments reflect the elimination of the results of operations of IMTT and exclude any transaction costs related to the IMTT Transaction in any of the periods presented.
(d)For the nine months ended September 30, 2020, results for IMTT were reported as discontinued operations in the Form 10-Q filed with the SEC on November 9, 2020.
(e)Represents the elimination of transaction costs related to the IMTT Transaction.
(f)Represents the reversal of $158 million of capital gains taxes recorded during the quarter ended September 30, 2020, net of tax expense from the elimination of transaction costs related to the IMTT Transaction.
(g)Tax impact on pro forma adjustments using an effective tax rate of 26.5%.
(h)To eliminate IMTT’s results of operations for the years ended December 31, 2019, 2018, and 2017.